EXHIBIT 4.2

                                                                 EXECUTION COPY

               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT



         This Amended and Restated Registration Rights Agreement (the "Agreement") is entered into as of April 26, 2000 by and among Orion Power Holdings, Inc. (the "Company"), GS Capital Partners II, L.P. ("GSCP II," and together with any Affiliate (as defined below) (including without limitation, the Other GSCP Entities, as defined below) to which it assigns any rights and obligations under the Agreement, "GSCP"), GS Capital Partners III, L.P. ("GSCP III"), GS Capital Partners II Offshore, L.P. ("GSCP Offshore"), GS Capital Partners III Offshore, L.P. ("GSCP III Offshore"), Goldman, Sachs & Co. Verwaltungs GmbH, as nominee for GS Capital Partners II Germany C.L.P. ("GS Germany") and as nominee for GS Capital Partners III Germany C.L.P. ("GS III Germany"), Stone Street Fund 1998, L.P. ("Stone") Bridge Street Fund 1998, L.P. ("Bridge"), Stone Street Fund 2000, L.P. ("Stone 2000") and Bridge Street Fund 2000, L.P. ("Bridge 2000," and collectively with GSCP III, GSCP Offshore, GSCP III Offshore, GS Germany, GS III Germany, Stone, Bridge and Stone 2000, the "Other GS Entities"), Constellation Enterprises, Inc. ("Constellation"), Constellation Operating Services, Inc. ("COSI"), Diamond Generating Corporation ("DGC"), Diamond Cayman, Inc. ("DCI"), Mitsubishi International Corporation ("MIC," and collectively with DGC and DCI, "Mitsubishi") and Tokyo Electric Power Company International B.V. ("TEPCO International"). Each of GSCP, Constellation, Mitsubishi, TEPCO International and COSI is referred to herein as a "Holder," and GSCP, Constellation, Mitsubishi, TEPCO International and COSI are referred to collectively herein as "Holders."



                                R E C I T A L S:

         WHEREAS, pursuant to the terms of that certain Subscription Agreement, dated as of September 29, 1999, by and between the Company and Mitsubishi and that certain Subscription Agreement, dated as of October 4, 1999, by and between the Company and TEPCO International, the Company, GSCP, Constellation, Mitsubishi Corporation and TEPCO International entered into a registration rights agreement (the "Original Registration Rights Agreement"), dated as of November 5, 1999.

         WHEREAS, pursuant to the terms of that certain Stock Purchase Agreement (the "COSI Purchase Agreement"), dated as of April 26, 2000, by and between the Company and COSI, the execution and delivery of this Agreement by the parties hereto is a condition to the purchase by the Company of various assets from COSI.

                               A G R E E M E N T:

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                "Affiliate" shall mean, with respect to any person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person; provided, however, that, for purposes hereof, neither the Company nor any person controlled by the Company shall be deemed to be an Affiliate of any Stockholder.

                "Approved Underwriter" shall have the meaning set forth in
Section 2.

                "Business Day" shall mean any day excluding Saturday, Sunday and any day on which banks in the State of New York are authorized or required by law or other governmental action to close.

                "COSI Shares" shall mean the 12,193.548 Shares acquired by COSI pursuant to the COSI Purchase Agreement, including any Shares acquired upon any stock split, stock dividend or recapitalization with respect to such Shares.

                "Damages" shall have the meaning set forth in Section 8.

                "Demanding Holder" shall have the meaning set forth in Section
2.

                "Demand Registration" shall have the meaning set forth in
Section 2.

                "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

                "Incidental Registration" shall have the meaning set forth in
Section 3.

                "Initial Public Offering" means an underwritten offering or series of underwritten offerings pursuant to which the Shares becomes registered under Section 12 of the Exchange Act (a) in which either (i) the Shares issued constitute at least 20% of the Shares or (ii) the gross proceeds to the Company and any selling stockholders, in the aggregate, is at least $75 million before deducting underwriting discounts, commissions and offering expenses and (b) which results in the Common Stock being held by at least 500 holders of record within the meaning of Rule 12g5-1 under the Exchange Act.

                "Litigation" shall have the meaning set forth in Section 21.

                "Participating Holder" shall have the meaning set forth in
Section 3.

                "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such Prospectus.

                "Register," "registered" and "registration" shall mean and refer to a registration effected by preparing and filing a Registration Statement and taking all other actions that are necessary or appropriate in connection therewith, and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

                "Registration Expenses" shall have the meaning set forth in
Section 7.

                "Registrable Securities" shall mean all Shares held by the Holders as of the date hereof or acquired after the date hereof (including, without limitation, Shares acquired pursuant to preemptive rights and Shares subsequently transferred to a permitted transferee under Section 12 hereof), provided that such term shall not include any such Shares sold to the public by the Holders pursuant to a Registration Statement under the Securities Act or sold by the Holders in a private transaction in which the selling Holder's rights hereunder were not assigned to the purchasers thereof or Shares which may be sold without restriction under Rule 144(k) of the Securities Act or any successor rule thereto.

                "Registration Statement" shall mean any registration statement of the Company in compliance with Section 5 of the Securities Act and the rules and regulations thereunder that covers Registrable Securities pursuant to the provisions of this Agreement, including, without limitation, the Prospectus, all amendments and supplements to such Registration Statement, including all post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

                "Rights Holder" shall have the meaning set forth in Section 6.

                "SEC" shall mean the Securities and Exchange Commission.

                "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

                "Shares" shall mean the outstanding common stock of the Company, par value $.01 per Share.

                "Underwritten registration" or "underwritten offering" shall mean a registration in which common equity securities of the Company are sold to an underwriter or through an underwriter as agent for reoffering to the public.

        2.      Demand Registration.

                (a) Request for Demand Registration. At any time after the Company's Initial Public Offering, each of the Holders shall be entitled to request in writing that the Company effect the registration under the Securities Act of Registrable Securities in accordance with this Section 2 (each, a "Demand Registration"). Any such request for a Demand Registration by a Holder (the "Demanding Holder") shall specify the amount of Registrable Securities proposed to be sold and the intended method of disposition thereof. Upon receiving a request for a Demand Registration, the Company will, as provided in this Section 2, use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been so requested by the Demanding Holder to register. Notwithstanding anything in the
Section 2 to the contrary, the Company shall not be obligated to effect a registration unless the anticipated aggregate gross offering price with respect thereto would equal or exceed $35 million ($35,000,0000) (including the offering price of Registrable Securities as to which other holders of Registrable Securities are also seeking registration pursuant to such request). Any such request for a Demand Registration may be a request for a shelf registration, if the Company is eligible to use a shelf registration at the time of such request.

                (b) Limitation on Demand Registrations. Notwithstanding anything to the contrary set forth in Section 2(a) but subject to Sections 7 and 11, the Company shall not be obligated to file a Registration Statement with respect to a Demand Registration upon a request by a Demanding Holder under
Section 2(a), (i) if two Demand Registrations initiated by the Demanding Holder have become effective as specified in paragraph (c) below or (ii) if the Holder requests a Demand Registration prior to six months following the date on which any of the Company's common equity securities were first sold pursuant to any Registration Statement declared effective by the SEC (or in the case of a shelf registration, prior to six months following the date on which any Registration Statement with respect to the Company's common equity securities is declared effective).

                (c) Effective Demand Registration. A registration shall not constitute a Demand Registration until the Registration Statement has become effective and remains continuously effective for the lesser of (i) the period during which all Registrable Securities of the Demanding Holder registered in the Demand Registration are sold and (ii) 90 days; provided, however, that a registration shall not constitute a Demand Registration if (x) after such Demand Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason not attributable to the Demanding Holder and such interference is not thereafter eliminated or (y) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, other than by reason of a failure by the Demanding Holder.

                (d) Underwriting Procedures. If the Demanding Holder so elects, the offering of Registrable Securities pursuant to a Demand Registration shall be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter (as hereinafter defined) selected in accordance with Section 2(e). With respect to any firm commitment underwritten offering, the Company shall enter into a reasonable and customary underwriting agreement with the Approved Underwriter. If the Approved Underwriter advises the Company in writing that in its opinion the aggregate amount of Shares requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering, then the Company shall include in such registration only the aggregate amount of Shares that in the opinion of the Approved Underwriter may be sold without any such material adverse effect and shall allocate the amount of the Shares to be included in such registration as follows: the Company, the Demanding Holder, the Participating Holders (as defined herein) and any other stockholder exercising piggyback registration rights shall be allowed to include such amount of Registrable Securities in the aggregate as the managing underwriter(s) deems appropriate prior to any Shares being included on behalf of any other person; provided, however, that (i) if the request for a Demand Registration occurs on or prior to the date which is the one year anniversary of the Company's Initial Public Offering, prior to any reduction of the amount of Shares intended to be included in the offering by the Company pursuant to the exercise of its rights under Section 2(f) herein, the aggregate amount of Shares intended to be included in the offering by the former Demanding Holder, the Participating Holders and any other stockholder exercising piggyback registration rights shall be reduced in its entirety (which Shares shall be cut back on a pro rata basis in accordance with the number of Shares proposed to be registered by the Demanding Holder, the Participating Holders and any other stockholder exercising piggyback registration rights) and (ii) if the request for a Demand Registration occurs after the one year anniversary of the Company's Initial Public Offering, the amount of Shares intended to be included in the offering by the Company shall be reduced in its entirety prior to any reduction of the aggregate amount of Shares intended to be included in the offering by the Demanding Holder, the Participating Holders and any other stockholder exercising piggyback registration rights intended to be included in such offering (which Shares, after the elimination of Company Shares, shall be cut back on a pro rata basis in accordance with the number of Shares proposed to be registered by the Demanding Holder, the Participating Holders and any other stockholder exercising piggyback registration rights).

                (e) Selection of Underwriters. If any Demand Registration is in the form of an underwritten offering, the Demanding Holder shall select and obtain one or more investment banking firms of national reputation to act as the managing underwriters of the offering (collectively, the "Approved Underwriter"); provided, however, that the Approved Underwriter shall, in any case, be acceptable to the Company in its reasonable judgment.

                (f) Company Participation. If, in the case of a Demand Registration requested on or prior to the date which is the one year anniversary of the Company's Initial Public Offering, the Company gives notice to the Demanding Holder and the managing underwriter, if any, within 20 Business Days of the Company's receipt of the request for a Demand Registration, that the Company wishes to include shares in such registration, such registration shall not be deemed a Demand Registration and the Demanding Holder shall be deemed a Participating Holder.

                (g) Demanding Holder Cutback. If, in the case of any Demand Registration, the shares to be included by the Demanding Holder in such registration are reduced by the Approved Underwriter by one-third (1/3) or more of the amount of shares the

Demanding Holder requested to include in such registration, such registration shall not be deemed a Demand Registration.

        3. Incidental Registration. At any time after the Company's Initial Public Offering, if the Company shall determine to register any Shares, or any securities convertible into or exchangeable or exercisable for Shares, for its own account or for the account of any stockholder (other than a registration on Forms S-4 or S-8 or any replacement or successor form thereof), the Holders shall be entitled to include Registrable Securities in such registration (and related underwritten offering, if any) (each, an "Incidental Registration") on the terms and conditions set forth in this Section 3.

                (a) The Company shall promptly give written notice of such determination to the Holders, and each Holder shall have the right to request, by written notice given to the Company within twelve (12) Business Days of the receipt by such Holder of such notice of determination, that a specific number of Registrable Securities held by such Holder be included in such Registration Statement (such participating Holders are referred to herein as "Participating Holders");

                (b) If the proposed registration relates to an underwritten offering, the notice called for by Section 3(a) shall specify the name of the managing underwriter for such offering;

                (c) If the proposed registration relates to an underwritten offering, each Participating Holder must (i) sell all or a portion of its Registrable Securities on the same basis provided in the underwriting arrangements approved by the Company and (ii) complete and execute all questionnaires, powers of attorney, underwriting agreements and other documents on the same basis as other similarly situated selling stockholders (or, if there are no other selling stockholders, as would be customary in a transaction of this type) reasonably required under the terms of such underwriting arrangements or by the SEC;

                (d) If the managing underwriter for the underwritten offering under the proposed registration to be made by the Company determines that inclusion of all or any portion of the Registrable Securities in such offering would adversely affect the ability of the underwriter for such offering to sell all of the securities requested to be included for sale or the price per share in such offering, the number of shares that may be included in such registration in such offering shall be allocated as follows:

                        (i) if the Company initiated the registration, the Company, all Participating Holders and any other stockholder exercising piggyback registration rights shall be allowed to include such amount of Registrable Securities as the managing underwriter(s) deems appropriate prior to any Shares being included on behalf of any other person; provided, however, that, prior to any reduction of the amount of Shares intended to be registered by the Company, the aggregate amount of Shares intended to be included in the offering by all Participating Holders and any other stockholder exercising piggyback registration rights shall be reduced in its entirety (which Shares shall be cut back on a pro rata basis in accordance with the number of Shares proposed to be registered by the Participating Holders and any other stockholder exercising piggyback registration rights);

                        (ii) if, on or prior to the date which is the one year anniversary of the Company's Initial Public Offering, a Demanding Holder requests a Demand Registration, the Demanding Holder, the Company, all Participating Holders and any other stockholder exercising piggyback registration rights shall be allowed to include such amount of Registrable Securities as the managing underwriter(s) deems appropriate prior to any Shares being included on behalf of any other person; provided, however, that, prior to any reduction of the amount of Shares intended to be registered by the Company pursuant to exercise of its rights under Section 3(e) herein, the aggregate amount of Shares intended to be included in such offering by the former Demanding Holder, all Participating Holders and any other stockholder exercising piggyback registration rights shall be reduced in its entirety (which Shares shall be cut back on a pro rata basis in accordance with the number of Shares proposed to be registered by the Demanding Holder, the Participating Holders and any other stockholder exercising piggyback registration rights);

                        (iii) if, after the date which is the one year anniversary of the Company's Initial Public Offering, a Demanding Holder requests a Demand Registration, the Demanding Holder, the Company, all Participating Holders and any other stockholder exercising piggyback registration rights shall be allowed to include such amount of Registrable Securities as the managing underwriter(s) deems appropriate prior to any Shares being included on behalf of any other person; provided, however, that the amount of Shares intended to be registered by the Company shall be reduced in its entirety prior to any reduction of the aggregate amount of Shares intended to be included in such offering by the Demanding Holder, all Participating Holders and any other stockholder exercising piggyback registration rights (which Shares, after the elimination of Company Shares, shall be cut back on a pro rata basis in accordance with the number of Shares proposed to be registered by the Demanding Holder, the Participating Holders and any other stockholder exercising piggyback registration rights);

                (e) If, in the case of a Demand Registration requested on or prior to the date which is the one year anniversary of the Company's Initial Public Offering, the Company gives notice to the Demanding Holder and the managing underwriter, if any, within 20 Business Days of the Company's receipt of the request for a Demand Registration, that the Company wishes to include shares in such registration, such registration shall not be deemed a Demand Registration and the Demanding Holder shall be deemed a Participating Holder;

                (f) Each Participating Holder shall have the right to withdraw its Registrable Securities from the Registration Statement at any time prior to the effective date thereof, but if the same relates to an underwritten offering and the initial filing thereof has been made, it may only withdraw its Registrable Securities during the time period and on terms deemed appropriate by the underwriters for such underwritten offering; and

                (g) The Company or any other stockholder exercising Demand Registration rights shall have the right to terminate or withdraw any registration statement filing under this Section 3 prior to the effective date of such registration for any reason without liability to any Participating Holder as a result thereof, whether or not such Participating Holder has elected to include such securities in such registration. In such event, the Company or a Participating Holder, as applicable, may elect to continue the registration; provided, however, that, except as provided in Sections 2(f), 2(g) and 3(e) hereof, if a Participating Holder makes such election, the election shall be deemed a request for a Demand Registration and shall be subject to the limits on Demand Registration requests set forth in this Agreement.

        3A.     Initial Public Offering Registration. At the Company's Initial
Public Offering, COSI shall be entitled to include the COSI shares in such registration on the terms and conditions set forth in this Section 3A (the "Special COSI Rights").

                (a) The Company shall promptly give written notice of its determination to effect an Initial Public Offering to COSI, and COSI shall have the right to request, by written notice given to the Company within twelve (12) Business Days of the receipt by such Holder of such notice of determination, that a specific number of COSI Shares held by COSI, be included in such Registration Statement ;

                (b) The notice called for by Section 3A(a) shall specify the name of the managing underwriter for the Initial Public Offering;

                (c) COSI must (i) sell all or a portion of its COSI Shares on the same basis provided in the underwriting arrangements approved by the Company and (ii) complete and execute all questionnaires, powers of attorney, underwriting agreements and other documents on the same basis as other similarly situated selling stockholders (or, if there are no other selling stockholders, as would be customary in a transaction of this type) reasonably required under the terms of such underwriting arrangements or by the SEC;

                (d) If the managing underwriter for the Initial Public Offering determines that inclusion of all or any portion of the COSI Shares in such offering would adversely affect the ability of the underwriter for such offering to sell all of the securities requested to be included for sale or the price per share in such offering, the number of shares that may be included in such registration in such offering shall be allocated so that the Company and COSI shall be allowed to include such amount of COSI Shares and Registrable Securities as the managing underwriter(s) deems appropriate prior to any Shares being included on behalf of any other person; provided, however, that, prior to any reduction of the amount of Shares intended to be registered by the Company, the aggregate amount of Shares intended to be included in the offering by COSI shall be reduced in its entirety;

                (e) COSI shall have the right to withdraw COSI Shares from the Registration Statement at any time prior to the effective date thereof, but if the initial filing of the Initial Public Offering has been made, COSI may only withdraw the COSI Shares during the time period and on terms deemed appropriate by the underwriters.

        4. Blockage Periods. Prior to and for the one hundred eighty (180) day period following the date of the Company's Initial Public Offering, the Company shall not be obligated to file any Registration Statement under Section
2. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to file any Registration Statement under Section 2 at any time that (after having had discussions with the Demanding Holder) the Company's Board of Directors determines in good faith, as certified to the Demanding Holder in writing by the Company's President, Chief Executive Officer, Chief Financial Officer, Chief Legal Officer or Chief Operating Officer that the filing of such a Registration Statement would be seriously detrimental (including, without limitation, if the filing of a Registration Statement would require disclosure of a pending material transaction where such disclosure could impair the Company's ability to complete such transaction) to the business of the Company. The Company may decline to file any Registration Statement for this reason only twice in any 12-month period and only for a maximum period of 90 days at any one time. If the Company declines to file any Registration Statement pursuant to this Section 4, it shall not file any Registration Statement (other than a Form S-4 or Form S-8) without the prior written approval of the Demanding Holder, which approval may be withheld at the Demanding Holder's sole discretion, unless and until it files a Registration Statement including Registrable Securities under Section 2 hereof.

        5. Restrictions on Public Sale by Holders of Registrable Securities. If Registrable Securities are included (in whole or in part) in a Registration Statement filed by the Company under Section 2 for sale in an underwritten offering, each Holder of Registrable Securities agrees, if requested by the managing underwriter(s) of such offering, not to sell, make any short sale of, loan, grant any option for the purchase of, dispose of or effect any public sale or distribution of common equity securities of the same series and class as (or securities exchangeable or exercisable for or convertible into common equity securities of the same series and class as) its Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration), during the five (5) day period prior to, and during the one hundred eighty (180) day period in the case of an Initial Public Offering for all Holders of Registrable Securities or, solely with respect to Demanding Holders and Participating Holders, during the ninety (90) day period in the case of all other registrations (or, in either case, during the shorter period requested or consented by the managing underwriter(s) with respect to the Company or any other holder of common stock of the Company) beginning on the closing date of such underwritten offering, to the extent timely notified in writing by the Company or the managing underwriter(s).

        6. Registration Procedures. In connection with the Company's registration obligations pursuant to Sections 2, 3 and 3A hereof, the Company will use its reasonable best efforts to effect such registration to permit the sale of the Registrable Securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

                (a) with respect to registrations made pursuant to Section 2 only, prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective as soon as practicable, and, upon the request of any Holder of Registrable Securities to be sold under such Registration Statement (a "Rights Holder"), keep such Registration Statement effective for up to ninety (90) days, provided that, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company will furnish to the Rights Holders and their counsel, copies of all such documents proposed to be filed at least three (3) days prior thereto, provided, further, that the Company will not name or otherwise provide any information with respect to any Rights Holder in any Registration Statement or Prospectus without the express written consent of such Rights Holder, which consent shall not be unreasonably withheld, unless required to do so by the Securities Act and the rules and regulations thereunder;

                (b) prepare and file with the SEC such amendments, post-effective amendments and supplements to the Registration Statement and the Prospectus as may be necessary to comply with the provisions of the Securities Act and the rules and regulations thereunder with respect to the disposition of all securities covered by such Registration Statement;

                (c) promptly notify the Rights Holders (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time;

                (e) if requested by the Approved Underwriter or Rights Holder, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the Approved Underwriter and such Rights Holder agree should be included therein as required by applicable law and (ii) make all required filings of such Prospectus supplement or such post-effective amendment promptly after the Company has received notification of the matters to be incorporated in such Prospectus supplement or such post-effective amendment; provided, however, that the Company shall not be required to take any of the actions of this Section 6(e) which it determines are not, on the advice of counsel for the Company, required under applicable law;

                (f) furnish to each Rights Holder, without charge, at least one copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                (g) deliver to the Rights Holders, without charge, such reasonable number of conformed copies of the Registration Statement (and any post-effective amendment thereto) and such number of copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto (and any documents incorporated by reference therein) as the Rights Holders may reasonably request, all in full conformity with the Securities Act; the Company consents to the use of the Prospectus or any amendment or supplement thereto by the Rights Holders in connection with the offer and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

                (h) prior to any offering of Registrable Securities covered by a Registration Statement, register or qualify or cooperate with the Rights Holders in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any Rights Holder reasonably requests, and use its reasonable best efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such Registration Statement is required to be kept effective pursuant to the terms of this Agreement; and do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions reasonably requested by such Rights Holder, provided that under no circumstances shall the Company be required in connection therewith or as a condition thereof to qualify to do business, to become subject to taxation or to file a general consent to service of process in any such states or jurisdictions;

                (i) cooperate with the Rights Holders and the managing underwriter or underwriters to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, free of any and all restrictive legends, such certificates to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or the Rights Holders may request;

                (j) upon the occurrence of any event contemplated by Section 6(c)(v) above, prepare a supplement or post-effective amendment to the Registration Statement or the Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                (k) make generally available to the holders of the Company's outstanding securities earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of any twelve (12) month period (or ninety (90) days, if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering, or, if not sold to underwriters in such an offering, (ii) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said twelve (12) month period;

                (l) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by each Registration Statement from and after a date not later than the effective date of such Registration Statement;

                (m) use its reasonable best efforts to cause all Registrable Securities covered by each Registration Statement to be listed, subject to notice of issuance, prior to the date of the first sale of such Registrable Securities pursuant to such Registration Statement, on each securities exchange on which the Shares issued by the Company are then listed, and admitted to trading on the Nasdaq Stock Market or other national exchange, if the Shares are then admitted to trading on the Nasdaq Stock Market or such national exchange;

                (n) enter into such agreements (including underwriting agreements in customary form containing, among other things, reasonable and customary indemnities) and take such other actions as the Rights Holders shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities; and

                (o) furnish, at the request of the Rights Holders, on the date that Registrable Securities are delivered to an underwriter for sale in connection with an underwritten registration, or, in connection with any other registration, on the date that the Registration Statement with respect to such registration becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purpose of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Rights Holders, (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Rights Holders, subject to such Rights Holders' provision of information reasonably requested by such independent certified public accountants to comply with the rules governing delivery of such letters, and (iii) cause the underwriting agreement to contain indemnification provisions and procedures no less favorable than those set forth in Section 8 hereof (or such other provisions and procedures acceptable to the Rights Holders) with respect to all parties to be indemnified pursuant to such Section.

                Each Rights Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(c)(v) hereof, such Rights Holder will forthwith discontinue disposition of Registrable Securities under the Prospectus related to the applicable Registration Statement until such Rights Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(j) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 6 with respect to the Registrable Securities of a Rights Holder that such Rights Holder shall furnish to the Company such information regarding itself and the Registrable Securities held by it as shall be required by the Securities Act to effect the registration of the Rights Holder's Registrable Securities and as typically provided by similarly situated selling stockholders.

        7. Registration Expenses. All expenses incident to any registration to be effected hereunder (whether or not the Registration Statement is filed or declared effective) and incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, National Association of Securities Dealers, Inc., stock exchange and qualification fees, fees and disbursements of the Company's counsel and of independent certified public accountants of the Company (including the expenses of any special audit required by or incident to such performance), the fees of one counsel reasonably acceptable to the Company representing the Rights Holders in such offering, expenses of the underwriters that are customarily requested in similar circumstances by such underwriters (excluding discounts, commissions or fees of underwriters, qualified independent underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities), all such expenses being herein called "Registration Expenses," will be borne by the Company. The Company will also pay its internal expenses, the expense of any annual audit and the fees and expenses of any person retained by the Company. Notwithstanding the foregoing, the Company will not be obligated to pay Registration Expenses for more than two Demand Registrations by the same Demanding Holder effected pursuant to Section 2 of this Agreement. Registration Expenses incurred in connection with Registration Statements requested under
Section 2 that are not filed or declared effective by the SEC will be paid by the Company and will not count against such limit; provided, however, if such Registration Statement not being filed or declared effective is the result of the actions of the Demanding Holder, then the Demanding Holder will bear the Registration Expenses of such Demand Registration in which case such registration shall not be counted as a Demand Registration under Section 2.

        8.      Indemnification.

                (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Rights Holder, its officers, directors, partners, employees and agents and each person who controls such Rights Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, employees and agents of any such controlling person from and against any and all losses, claims, damages and liabilities (including any investigation, legal or other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) (collectively, "Damages") to which such Rights Holder may become subject under the Securities Act, the Exchange Act or other federal or state securities law or regulation, at common law or otherwise, insofar as such Damages arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities or blue sky laws in connection with the Registration Statement, Prospectus or preliminary prospectus or any amendment or supplement thereto, provided that the Company will not be liable to such Rights Holder to the extent that such Damages arise from or are based upon any untrue statement or omission (x) based upon written information furnished to the Company by the Rights Holder expressly for the inclusion in such Registration Statement, (y) made in any preliminary prospectus if the Rights Holder failed to deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by the Rights Holder to the party asserting the claim underlying such Damages and such Prospectus would have corrected such untrue statement or omission and (z) made in any Prospectus if such untrue statement or omission was corrected in an amendment or supplement to such Prospectus delivered to the Rights Holder prior to the sale of Registrable Securities and the Rights Holder failed to deliver such amendment or supplement prior to or concurrently with the sale of Registrable Securities to the party asserting the claim underlying such Damages. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution customarily indemnified by issuers in underwritten public offerings, their officers, directors, agents and employees and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Rights Holders.

                (b) Indemnification by Rights Holder. If Registrable Securities are sold under a Prospectus which is a part of a Registration Statement, each Demanding Holder and Participating Holder agrees to indemnify and hold harmless the Company, its directors and each officer who signed such Registration Statement and each person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, employees and agents of any such controlling person under the same circumstances as the foregoing indemnity from the Company to such Demanding Holder or Participating Holder, as applicable, to the extent that such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement of a material fact or omission of a material fact that was made in the Prospectus, the Registration Statement, or any amendment or supplement thereto, in reliance upon and in conformity with information relating to the Demanding Holder or Participating Holder, as applicable, furnished in writing to the Company by the Demanding Holder or Participating Holder, as applicable, expressly for use therein, provided that in no event shall the aggregate liability of the Demanding Holder or Participating Holder, as applicable exceed the amount of the net proceeds received by such Demanding Holder or Participating Holder, as applicable upon the sale of the Registrable Securities giving rise to such indemnification obligation. Each Demanding Holder and Participating Holder shall indemnify the underwriters under terms customary to such underwritten offerings as reasonably requested by such underwriters. The Company and Rights Holder shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as customarily furnished by such persons in similar circumstances.

                (c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party, provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person and not of the indemnifying party unless (A) the indemnifying party has agreed to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (C) in the reasonable judgment of such person and the indemnifying party, based upon advice of their respective counsel, a conflict of interest may exist between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person). No settlement in respect of any third party claim may be effected by the indemnifying party without the indemnified party's prior written consent (which consent shall not be unreasonably withheld) unless the settlement involves only the payment of money by the indemnifying party, provides for a full and unconditional release of the indemnified party and does not include a statement as to, or any admission of, fault, culpability or a failure to act by, or on behalf of, the indemnified party. Any indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim. As used in this Section 8(c), the terms "indemnifying party," "indemnified party" and other terms of similar import are intended to include only the Company (and its officers, directors and control persons and the officers, directors, partners, employees and agents of such control persons as set forth above) on the one hand, and the Rights Holder (and its officers, directors, partners, employees, agents and control persons and the officers, directors, partners, employees and agents of such control persons as set forth above) on the other hand, as applicable.

                (d) Contribution. If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party or indemnifying parties on the one hand and the indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, demands, liabilities or expenses as well as any other relevant equitable considerations. With respect to contribution required pursuant to this Section 8(d), the relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or indemnifying parties on the one hand or the indemnified party on the other, and the parties' relative, intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding the provisions of this Section 8(d), an indemnified holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds to such holder of Registrable Securities from the sale thereof exceed the amount of damages which such indemnified holder has otherwise been required to pay pursuant to Section 8(b) by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                (e) Timing of Payments. An indemnifying party shall make payments of all amounts required to be made pursuant to the foregoing provisions of this Section 8 to or for the account of the indemnified party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due or payable.

                (f) Survival. The indemnity and contribution agreements contained in this Section 8 shall remain in full force and effect, regardless of any investigation made by or on behalf of any of the Holders, their respective officers, directors, partners, attorneys, agents or any person, if any, who controls any Holder as aforesaid, and shall survive the transfer of such Registrable Securities by any Holder.

        9. Preparation; Reasonable Investigation. In connection with the preparation and filing of a Registration Statement pursuant to the terms of this
Agreement:

                (a) the Company shall, with respect to a Registration Statement filed by the Company, give the Rights Holders, the underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such Registration Statement (other than reports and proxy statements incorporated therein by reference and lawfully and properly filed with the SEC) and each Prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto; and

                (b) the Company shall give the Rights Holders, the underwriters, if any, and their respective counsel and accountants such reasonable access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Rights Holders, as the case may be, or such underwriters, to conduct a reasonable investigation within the meaning of Section 11(b)(3) of the Securities Act.

                10. Rule 144 and Rule 144A. At all times during which the Company is subject to the periodic reporting requirements of the Exchange Act, the Company covenants that it will file, on a timely basis, the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Holder may reasonably request (including, without limitation, compliance with the current public information requirements of Rule 144(c) and Rule 144A under the Securities Act), all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the conditions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (b) Rule 144A under the Securities Act, as such Rule may be amended from time to time, or (c) any similar rule or regulation hereafter adopted by the SEC. Upon the request of a Holder, the Company will provide reasonable and customary assistance to facilitate such Holder's sale of Registrable Securities in block trades or other similar transactions. Notwithstanding the foregoing, nothing in this Section 10 shall be deemed to require the Company to register any of it securities pursuant to the Exchange Act.

                11. No Inconsistent Agreements. The Company will not enter into any agreement offering registration rights of the nature set forth herein without the consent of the holders of a majority of the Registrable Securities, which consent may be withheld, in their sole discretion. Notwithstanding anything in this Agreement to the contrary, the Company shall be allowed to grant demand registration rights and piggyback registration rights on terms substantially similar to those provided in this Agreement to new stockholders of the Company prior to an IPO.

                12. Assignment of Rights. Except for the Special COSI Rights, any Holder may assign its rights under the Agreement to (a) any transferee of the Registrable Securities of such Holder, if such transferee has executed this Agreement and agreed to be bound by the terms hereof (it being understood, however, that such Holder shall retain all of such Holder's rights hereunder with respect to all Registrable Securities not so transferred thereby) or (b) any stockholder, subsidiary, partner, nominee or affiliate of such Holder or any such transferee. The transferor shall, within twenty (20) days after such transfer, furnish the Company with written notice of the name and address of such transferee and the securities with respect to which such registration rights are being assigned. No such transfer may increase the aggregate number of rights to request a Demand Registration. The Special COSI Rights may not be assigned to any party except Constellation and its Affiliates unless otherwise agreed in writing by each of the Company, GSCP, Constellation, Mitsubishi and TEPCO International.

                13. Duration of Agreement. Subject to Section 12, the rights and obligations of a Holder under this Agreement shall terminate at such time as such Holder no longer is the beneficial owner of any Shares. All terms of this Agreement shall survive until, by their respective terms, they are no longer operative.

                14. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or any Holder unless such modification, amendment or waiver is approved in writing signed by the Company and holders of a majority of the Registrable Securities.

                15. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                16. Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                17. Successors and Assigns. Subject to Section 12, this Agreement shall bind and inure to the benefit of and be enforceable by the Holders and their respective successors, assigns, heirs and personal representatives, such that the rights under this Agreement shall inure to the benefit of and be binding upon subsequent holders of Registrable Securities. This Agreement shall inure to the benefit of and be binding upon the Company and any corporation resulting from the merger or consolidation of the Company with or into such corporation (in which the Company is not the surviving corporation) or any corporation whose securities are issued in exchange for Shares.

                18. Counterparts. This Agreement may be executed in separate counterparts each of which, when executed and delivered to the other parties, shall be an original and all of which taken together shall constitute one and the same agreement.

                19. Remedies. Each party hereto shall be entitled to enforce its rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that each party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

                20. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered or sent by facsimile or reputable overnight courier service (charges prepaid) to the Company, GSCP, Constellation, COSI, Mitsubishi and TEPCO International at the addresses set forth below and to any subsequent holder of Stock subject to this Agreement at such address as the Company maintains on its books and records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally or on receipt.

         The Company's address is:                            Orion Power Holdings, Inc.
                                                              7 East Redwood Street
                                                              10th Floor
                                                              Baltimore, Maryland  21202
                                                              Facsimile:  (410) 234-0994
                                                              Attention:  General Counsel

                                                              with a copy to:

                                                              Fried, Frank, Harris, Shriver & Jacobson
                                                              One New York Plaza
                                                              New York, New York  10004
                                                              Facsimile: (212) 859-4000
                                                              Attention: Paul M. Reinstein, Esq.

         GSCP's address is:                                   GS Capital Partners II, L.P.
                                                              85 Broad Street
                                                              New York, New York 10004
                                                              Facsimile: (212) 902-3000
                                                              Attention: Ben Adler, Esq.

         Constellation's address is:                          111 Market Place
                                                              Suite 500
                                                              Baltimore, Maryland 21202
                                                              Facsimile:  (410) 468-3499
                                                              Attention:   David M. Perlman, Esq.

         COSI's address is:                                   Constellation Operating Services, Inc.
                                                              111 Market Place, Suite 200
                                                              Baltimore, Maryland 21202
                                                              Facsimile:  (410) 230-4849
                                                              Attention:  Secretary

         DGC's address is:                                    Diamond Generating Corporation
                                                              333 S. Grand Avenue, Suite 3000
                                                              Los Angeles, California 90071
                                                              Facsimile:  213-620-1170
                                                              Attention:  President

                                                              with a copy to:

                                                              Mitsubishi Corporation
                                                              6-3, Marunouchi 2-chome, Chiyoda-ku
                                                              Tokyo 100-8086, Japan
                                                              Facsimile:  81-3-3210-4246

                                                              Attention:  Power & Traffic Project
                                                                          Development Department

                                                              with a copy to:

                                                              Morgan, Lewis & Bockius LLP
                                                              300 S. Grand Avenue, 22nd Floor
                                                              Los Angeles, California 90071
                                                              Facsimile:  (213) 612-2554
                                                              Attention:  Richard A. Shortz, Esq.

         DCI's address is:                                    Diamond Cayman, Inc.
                                                              c/o Mitsubishi Corporation
                                                              6-3, Marunouchi 2-chome, Chiyoda-ku
                                                              Tokyo 100-8086, Japan
                                                              Facsimile:  81-3-3210-4246
                                                              Attention:  MC/TOK (MD-B)

                                                              with a copy to:

                                                              Morgan, Lewis & Bockius LLP
                                                              300 S. Grand Avenue, 22nd Floor
                                                              Los Angeles, California 90071
                                                              Facsimile:  (213) 612-2554
                                                              Attention:  Richard A. Shortz, Esq.

         MIC's address is:                                    Mitsubishi International Corporation
                                                              520 Madison Avenue
                                                              New York, New York
                                                              Attention:  Legal Department
                                                              Facsimile:  212-605-1771

                                                              with a copy to:

                                                              Morgan, Lewis & Bockius LLP
                                                              300 S. Grand Avenue, 22nd Floor
                                                              Los Angeles, California 90071
                                                              Facsimile:  (213) 612-2554
                                                              Attention:  Richard A. Shortz, Esq.

         TEPCO International's address is:                    Tokyo Electric Power Company
                                                              International B.V.
                                                              Officia 1, De Boelelaan 7, 1083HJ
                                                              Amsterdam, The Netherlands
                                                              Facsimile:  31-20-642-7675
                                                              Attention:  BTM Trust (Holland) B.V.

         with a copy to:                                      The Tokyo Electric Power Co., Inc.
                                                              1-3 Uchisaiwai-cho 1-chome Chiyoda-ku
                                                              Tokyo 100-0011 Japan
                                                              Facsimile:  81-3-3596-8438
                                                              Attention:  Business Development Group International
                                                              Affairs Department

                                                              with a copy to:

                                                              Morgan, Lewis & Bockius LLP
                                                              300 S. Grand Avenue, 22nd Floor
                                                              Los Angeles, California 90071
                                                              Facsimile:  (213) 612-2554
                                                              Attention:  Richard A. Shortz, Esq.


                21. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any action, proceeding or investigation in any court or before any governmental authority ("Litigation") arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any Litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

                22. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                23. Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

        IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Registration Rights Agreement on the day and year first above written.



             ORION POWER HOLDINGS, INC.


             By:
                  ----------------------------------------------------------
                  Name:
                  Title:

             GS CAPITAL PARTNERS II, L.P.

             By:  GS Advisors, L.P., its general partner
             By:  GS Advisors, Inc., its general partner


             By:
                  ----------------------------------------------------------


             CONSTELLATION ENTERPRISES, INC.


             By:
                  ---------------------------------------------------------
                  Name:
                  Title:

             CONSTELLATION OPERATING SERVICES, INC.


             By:
                  ---------------------------------------------------------
                  Name:
                  Title:

             OTHER GS ENTITIES



             GS CAPITAL PARTNERS III, L.P.

             By:  GS Advisors III, L.P., its general partner
             By:  GS Advisors III, Inc., its general partner


             By:
                  ---------------------------------------------------------

             STONE STREET FUND 1998, L.P.

             By:   Stone Street Advantage Corp., its general partner

             By:
                  ----------------------------------------------------------
                  Name:
                  Title:


             BRIDGE STREET FUND 1998, L.P.

             By:   Stone Street Advantage Corp., its managing general partner

             By:
                  -------------------------------------------------------
                  Name:
                  Title:


             BRIDGE STREET FUND 2000, L.P.

             By:

             By:
                  -------------------------------------------------------
                   Name:
                   Title:


             STONE STREET FUND 2000, L.P.

             By:

             By:
                  -------------------------------------------------------
                  Name:
                  Title:


             GS CAPITAL PARTNERS II OFFSHORE, L.P.

             By:   GS Advisors II (Cayman), L.P., its general partner
             By:   GS Advisors II, Inc., its general partner

             By:
                   ------------------------------------------------------
                   Name:
                   Title:

             GS CAPITAL PARTNERS III OFFSHORE, L.P.

             By:   GS Advisors III (Cayman), L.P., its general partner
             By:   GS Advisors III, Inc., its general partner

             By:
                   ------------------------------------------------------
                   Name:
                   Title:

             GOLDMAN, SACHS & CO. VERWALTUNGS GmbH
             (as nominee for GS Capital Partners II Germany C.L.P.)

             By:
                   ------------------------------------------------------
                   Name:
                   Title:

             and

             By:
                   ------------------------------------------------------
                   Name:
                   Title:

             GOLDMAN, SACHS & CO. VERWALTUNGS GmbH
             (as nominee for GS Capital Partners III Germany C.L.P.)

             By:
                   ------------------------------------------------------
                   Name:
                   Title:

             and

             By:
                   ------------------------------------------------------
                   Name:
                   Title:



             DIAMOND GENERATING CORPORATION



             By:
                   -----------------------------------------------------
                   Name:
                   Title:

             DIAMOND CAYMAN, INC.

             By:
                   -----------------------------------------------------
                   Name:
                   Title:


             MITSUBISHI INTERNATIONAL CORPORATION

             By:
                   -----------------------------------------------------
                   Name:
                   Title:


             TOKYO ELECTRIC POWER COMPANY INTERNATIONAL B.V.

             By:
                   ------------------------------------------------------
                   Name:
                   Title: